Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-61440 of AmerisourceBergen Corporation on Form S-4 of our reports dated November 1, 2000 (December 20, 2000 as to Note 17), incorporated by reference in this Current Report on Form 8-K of AmerisourceBergen Corporation dated August 29, 2001, from the Annual Report on Form 10-K of Bergen Brunswig Corporation for the year ended September 30, 2000.

\s\ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Costa Mesa, California
August 29, 2001




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